UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               DIRECT INSITE CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                     11-2895590
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

80 Orville Drive, Bohemia, New York                       11716
(Address of principal executive offices)               (Zip Code)

                        2000 STOCK OPTION/STOCK ISSUANCE PLAN
                        2001 STOCK OPTION/STOCK ISSUANCE PLAN
                        2001-A STOCK OPTION/STOCK ISSUANCE PLAN
                        2002 STOCK OPTION/STOCK ISSUANCE PLAN
                        2002-A STOCK OPTION/STOCK ISSUANCE PLAN
                        2003 STOCK OPTION/STOCK ISSUANCE PLAN
                        2003-A STOCK OPTION/STOCK ISSUANCE PLAN
                        2004 STOCK OPTION/STOCK ISSUANCE PLAN

                            (Full Title of the Plans)

                     James Cannavino, Chairman of the Board
                               Direct Insite Corp.
                                80 Orville Drive
                             Bohemia, New York 11716
                     (Name and address of agent for service)

                                 (631) 873-2900
          (Telephone number, including area code, of agent for service)

                                    copy to:
                            David H. Lieberman, Esq.
                       Beckman, Lieberman & Barandes, LLP
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 433-1200

                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
    Title of Each                                 Proposed Maximum       Proposed Maximum
 Class of Securities         Amount to be        Offering Price Per     Aggregate Offering          Amount of
  To be Registered             Registered            Security (1)              Price (1)        Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock,
    par value $.0001
       per share
  underlying the 2000         166,667                   2.55                425,000.85               $13.05
  Stock Option/Stock
     Issuance Plan
======================== ====================== ====================== ====================== ======================

     Common Stock,
   par value $.0001
       per share
  underlying the 2001         330,000                   2.55                841,500.00               $25.83
  Stock Option/Stock
     Issuance Plan
======================== ====================== ====================== ====================== ======================
     Common Stock,
   par value $.0001
       per share
 underlying the 2001-A
  Stock Option/Stock          600,000                   2.55              1,530,000.00               $46.97
     Issuance Plan
======================== ====================== ====================== ====================== ======================
     Common Stock,
   par value $.0001
       per share
    underlying the
      2002 Stock              625,000                   2.55              1,593,750.00               $48.93
 Option/Stock Issuance
         Plan
======================== ====================== ====================== ====================== ======================
     Common Stock,
   par value $.0001
       per share
    underlying the
     2002-A Stock             875,000                   2.55              2,231,250.00               $68.50
 Option/Stock Issuance
         Plan
======================== ====================== ====================== ====================== ======================
     Common Stock,
   par value $.0001
       per share
    underlying the
      2003 Stock              725,000                   2.55              1,848,750.00               $56.76
 Option/Stock Issuance
         Plan
======================== ====================== ====================== ====================== ======================
     Common Stock,
   par value $.0001
       per share
    underlying the
     2003-A Stock             975,000                   2.55              2,486,250.00               $76.33
 Option/Stock Issuance
         Plan
======================== ====================== ====================== ====================== ======================
     Common Stock,
   par value $.0001
       per share
    underlying the
      2004 Stock            1,200,000                   2.55              3,060,000.00               $93.94
 Option/Stock Issuance
         Plan
======================== ====================== ====================== ====================== ======================


  Total                     5,496,667 shares(2)        $2.55            $14,016,500.85              $430.31

======================== ====================== ====================== ====================== ======================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low sales price of the Company's common Stock on the OTC-BB on June 22, 2007.
(2) The Registration Statement registers the shares issuable under the Plans set forth above. The Registration Statement also covers an indeterminate number of additional shares of common stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.

                                     PART I
              Information Required in the Section 10(a) Prospectus

ITEM I. PLAN INFORMATION.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in Part I, Items 1 and 2 will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended. The participants shall be provided in a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The Registrant hereby incorporates by reference the following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") into this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006;

          (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007; and

          (c) The description of the class of securities to be offered which has been registered under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or15(d) of the Exchange Act and, since the end of the fiscal year covered by the registrant document referred to in (a) immediately above and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     All such above-referenced documents shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

     The officers and directors of the Registrant are covered by officers' and directors' liability insurance. The policy coverage is $10,000,000 which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $100,000.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

               4.1  2000 Stock Option/Stock Issuance Plan (1).

               4.2  2001 Stock Option/Stock Issuance Plan (1).

               4.3  2001-A Stock Option/Stock Issuance Plan (1).

               4.4  2002 Stock Option/Stock Issuance Plan (1).

               4.5 2002-A Stock Option/Stock Issuance Plan (Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed June 24, 2002).

               4.6 2003 Stock Option/Stock Issuance Plan (Incorporated by reference to the Company's Annual Report on Form 10-KSB filed April 15, 2003.

               4.7 2003-A Stock Option/Stock Issuance Plan (Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed May 6, 2003).

               4.8 2004 Stock Option/Stock Issuance Plan (Incorporated by reference to the Company's Proxy Statement on Schedule 14A filed on November 20, 2006).

               5    Opinion and consent of Beckman, Lieberman & Barandes, LLP.

               23.1 Consent of Beckman,  Lieberman & Barandes, LLP - included in their opinion filed as Exhibit 5.

               23.2 Consent of Marcum & Kliegman, LLP.

               24   Powers of Attorney. (See signature page)

-------------
(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Item 9. Undertakings.
        ------------

               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  specify  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the

Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, New York on the 22nd day of June, 2007.

                                 DIRECT INSITE CORP.

                             By:/s/ James Cannavino
                                ---------------------
                                   James Cannavino
                                   Chairman of the Board and
                                   Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 22, 2007 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James Cannavino with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our name and on our behalf in our capacities indicated below which he may deem necessary or advisable to enable Direct Insite Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                          Title
---------                          -----

/s/James Cannavino         Chairman of the Board and Chief Executive Officer
-----------------
James Cannavino


/s/Bernard Puckett         Director
-----------------
Bernard Puckett


/s/Dennis Murray           Director
-----------------
Dennis Murray

                           Director
-----------------
Michael Levin


/s/Michael J. Beecher      Chief Financial Officer and Secretary
-----------------
Michael J. Beecher